                                                                   Exhibit 23(i)


                                CONSENT OF TAX COUNSEL



    We hereby consent to the filing of our opinion as Exhibit 8 to this Registration Statement and to the use of our name in the Proxy
Statement/Prospectus under the section entitled "Certain Federal Income Tax Consequences."





                                       /s/ Winston & Strawn

                                       WINSTON & STRAWN


December 1, 1997